UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hercules Technology Growth Capital, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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July 1, 2015

Dear Stockholder:

You have previously received proxy materials in connection with Hercules Technology Growth Capital, Inc.’s annual stockholder meeting to be held on July 7, 2015. According to our latest records, your proxy vote for this meeting has not yet been received.

At this meeting you are being asked to approve several proposals as more fully described in the proxy statement that was previously mailed or provided to you. The Board of Directors unanimously recommends you vote FOR each of these proposals.

Your vote is important. None of the proposals on the ballot are routine and accordingly your broker cannot vote your shares without your instructions. Please help us to avoid the expense of additional solicitations by voting your proxy as soon as possible.

Your broker allows you to vote your shares telephonically or via the internet if you wish. Follow the instructions on the enclosed voting form to cast your proxy. Remember, your broker cannot vote your shares without your specific instructions.

If you have not already done so, please vote today.

Thank you in advance for your support.

BY ORDER OF THE BOARD OF DIRECTORS

Manuel A. Henriquez
Chairman of the Board Chief Executive Officer

If you have any questions, or require assistance in voting your proxy,

please call our proxy solicitor Georgeson Inc., toll free at (866) 729-6811